  As filed with the Securities and Exchange Commission on April 27, 1999
                                                                File No. 0-29816

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                   FORM 10/A

                             (Amendment No. 4)

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
   Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

                           Triad Hospitals, Inc.
             (Exact name of registrant as specified in its charter)

              Delaware
  (State or other jurisdiction of                   75-2816101
                                          (I.R.S. Employer Identification No.)
   incorporation or organization)

    13455 Noel Road, 20th Floor                          75240
           Dallas, Texas                               (Zip Code)
  (Address of principal executive
              offices)

Registrant's telephone number, including area code (972) 701-2200

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:


                          Common Stock, $.01 par value
                                (Title of class)

                        Preferred Stock Purchase Rights
                                (Title of class)

                Copies of all communications should be sent to:

       Morton A. Pierce, Esq.                    Donald P. Fay, Esq.
        Dewey Ballantine LLP
    1301 Avenue of the Americas           Executive Vice President, General
   New York, New York 10019-6092              Counsel and Secretary

           (212) 259-8000                     Triad Hospitals, Inc.
                                             13455 Noel Road, 20th Floor
                                                 Dallas, Texas 75240

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Triad Hospitals, Inc.

Information Included in Information Statement and Incorporated in Form 10 By Reference
Cross-Reference Sheet Between Information Statement and Items of Form 10

Item 1. Business.

  The information required by this item is contained under the sections "Summary"; "Triad Management's Discussion and Analysis of Financial Condition and Results of Operations"; "Triad Business"; and "Triad Hospitals, Inc. Index to Combined Financial Statements" in the Information Statement dated April 27, 1999 annexed hereto as Exhibit 2.1 (the "Information Statement") and such sections are incorporated herein by reference.

Item 2. Financial Information.

  The information required by this item is contained under the sections "Summary"; "Triad Unaudited Pro Forma Condensed Combined Financial Statements"; "Triad Selected Historical Financial Data"; and "Triad Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Information Statement and such sections are incorporated herein by reference.

Item 3. Properties.

  The information required by this item is contained under the section "Triad Business--Properties" in the Information Statement and such section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

  The information required by this item is contained under the section "Triad Security Ownership by Certain Beneficial Owners and Management" in the Information Statement and such section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

  The information required by this item is contained under the sections "Triad Management" and "Triad Description of Capital Stock--Limited Liability and Indemnification Provisions" in the Information Statement and such sections are incorporated herein by reference.

Item 6. Executive Compensation.

  The information required by this item is contained under the section "Triad Management--Executive Compensation" in the Information Statement and such section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

  The information required by this item is contained under the sections "Summary"; "The Distribution"; "Arrangements Among Columbia/HCA, LifePoint and Triad Relating to the Distribution"; and "Triad Management--The 1999 Long-Term Incentive Plan" in the Information Statement and such sections are incorporated herein by reference.

Item 8. Legal Proceedings.

  The information required by this item is contained under the section "Triad Business--Legal Proceedings" in the Information Statement and such section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

  The information required by this item is contained under the sections "Summary"; "Risk Factors--Market Uncertainties With Respect to LifePoint Common Stock and Triad Common Stock"; "The Distribution--Market for LifePoint Common Stock and Triad Common Stock"; and "Dividend Policy--Triad"; in the Information Statement and such sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

  This item is not applicable.

Item 11. Description of Registrant's Securities to be Registered.

  The information required by this item is contained under the sections "Risk Factors--Anti-Takeover Provisions"; "Triad Description of Capital Stock"; and "The Distribution--Market for LifePoint Common Stock and Triad Common Stock" in the Information Statement and such sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

  The information required by this item is contained under the section "Triad Description of Capital Stock--Limited Liability and Indemnification Provisions" in the Information Statement and such section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

  The information required by this item is contained under the sections "Summary"; "Triad Unaudited Pro Forma Condensed Combined Financial Statements"; "Triad Selected Historical Financial Data"; "Triad Management's Discussion and Analysis of Financial Condition and Results of Operations"; and "Triad Hospitals, Inc. Index to Combined Financial Statements" in the Information Statement and such sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

  This item is not applicable.

Item 15. Financial Statements and Exhibits.

  (a) The information required by this item is contained under the section "Triad Hospitals, Inc. Index to Combined Financial Statements" in the Information Statement and such section is incorporated herein by reference.

  (b) The following documents are filed as exhibits hereto:

 Exhibit
 Number                                Description
 -------                               -----------
  2.1    Information Statement dated as of April 27, 1999.
  2.2+   Form of Distribution Agreement to be entered into by and among
         Columbia/HCA Healthcare Corporation, LifePoint Hospitals, Inc. and
         Triad Hospitals, Inc.
  3.1+   Form of Certificate of Incorporation of Triad Hospitals, Inc. to be in
         effect on the distribution date.
  3.2+   Form of By-Laws of Triad Hospitals, Inc. to be in effect on the distribution date.
  4.1+   Form of Specimen Certificate for Triad Hospitals, Inc. Common Stock.
  4.2+   Form of Rights Agreement between Triad Hospitals, Inc. and National
         City Bank, as rights agent.

 Exhibit
 Number                                Description
 -------                               -----------
 10.1    Form of Tax Sharing and Indemnification Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint Hospitals,
         Inc. and Triad Hospitals, Inc.
 10.2+   Form of Benefits and Employment Matters Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint Hospitals,
         Inc. and Triad Hospitals, Inc.
 10.3+   Form of Insurance Allocation and Administration Agreement to be
         entered into by and among Columbia/HCA Healthcare Corporation,
         LifePoint Hospitals, Inc. and Triad Hospitals, Inc.
 10.4+   Form of Transitional Services Agreement to be entered into by and between Columbia/HCA Healthcare Corporation and Triad Hospitals, Inc.
 10.5+   Form of Computer and Data Processing Services Agreement to be entered into by and between Columbia Information Systems, Inc. and Triad
         Hospitals, Inc.
 10.6+   Form of Agreement to Share Telecommunications Services to be entered into by and between Columbia Information Systems, Inc. and Triad
         Hospitals, Inc.
 10.7+   Form of Sub-Lease Agreement to be entered into by and between Triad
         Hospitals, Inc. and Medical Care International, Inc.
 10.8+   Form of Sub-Lease Agreement to be entered into by and between Triad
         Hospitals, Inc. and Medical Care America, Inc.
 10.9*+  Triad Hospitals, Inc. 1999 Long-Term Incentive Plan.
 10.10*+ Triad Hospitals, Inc. Executive Stock Purchase Plan.
 10.11*+ Triad Hospitals, Inc. Outside Director's Stock and Incentive
         Compensation Plan.
 10.12*+ Triad Hospitals, Inc. Management Stock Purchase Plan.
 21      Subsidiaries of Triad Hospitals, Inc. as of the distribution date.

--------
 * Compensatory plan or arrangement.

 +Previously filed.

                                   SIGNATURES

  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Triad Hospitals, Inc.

                                             /s/ Donald P. Fay
Date: April 27, 1999                      By: _________________________________
                                            Donald P. Fay

                                            Executive Vice President, General
                                             Counsel and Secretary

                               INDEX TO EXHIBITS

 Exhibit
 Number                                Description
 -------                               -----------
  2.1    Information Statement dated as of April 27, 1999.
  2.2+   Form of Distribution Agreement to be entered into by and among
         Columbia/HCA Healthcare Corporation, LifePoint Hospitals, Inc. and
         Triad Hospitals, Inc.
  3.1+   Form of Certificate of Incorporation of Triad Hospitals, Inc. to be in
         effect on the distribution date.
  3.2+   Form of By-Laws of Triad Hospitals, Inc. to be in effect on the distribution date.
  4.1+   Form of Specimen Certificate for Triad Hospitals, Inc. Common Stock.
  4.2+   Form of Rights Agreement between Triad Hospitals, Inc. and National
         City Bank, as rights agent.
 10.1    Form of Tax Sharing and Indemnification Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint Hospitals,
         Inc. and Triad Hospitals, Inc.
 10.2+   Form of Benefits and Employment Matters Agreement to be entered into by and among Columbia/HCA Healthcare Corporation, LifePoint Hospitals,
         Inc. and Triad Hospitals, Inc.
 10.3+   Form of Insurance Allocation and Administration Agreement to be
         entered into by and among Columbia/HCA Healthcare Corporation,
         LifePoint Hospitals, Inc. and Triad Hospitals, Inc.
 10.4+   Form of Transitional Services Agreement to be entered into by and between Columbia/HCA Healthcare Corporation and Triad Hospitals, Inc.
 10.5+   Form of Computer and Data Processing Services Agreement to be entered into by and between Columbia Information Systems, Inc. and Triad
         Hospitals, Inc.
 10.6+   Form of Agreement to Share Telecommunications Services to be entered into by and between Columbia Information Systems, Inc. and Triad
         Hospitals, Inc.
 10.7+   Form of Sub-Lease Agreement to be entered into by and between Triad
         Hospitals, Inc. and Medical Care International, Inc.
 10.8+   Form of Sub-Lease Agreement to be entered into by and between Triad
         Hospitals, Inc. and Medical Care America, Inc.
 10.9*+  Triad Hospitals, Inc. 1998 Long-Term Incentive Plan.
 10.10*+ Triad Hospitals, Inc. Executive Stock Purchase Plan.
 10.11*+ Triad Hospitals, Inc. Outside Directors' Stock and Incentive
         Compensation Plan.
 10.12*+ Triad Hospitals, Inc. Management Stock Purchase Plan.
 21      Subsidiaries of Triad Hospitals, Inc. as of the distribution date.


--------
 * Compensatory plan or arrangement.

 + Previously filed.